UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 8, 2022

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(888) 424-3646

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $115.00 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

As previously disclosed in the Current Report on Form 8-K filed by UpHealth, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 5, 2022 (the “December 5 Current Report”), the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a reverse split of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a specific ratio within a range of 4:1 to 10:1, with the specific ratio to be fixed within this range by the Company’s board of directors (the “Board”) in its sole discretion without further stockholder approval (the “Reverse Stock Split”). As also disclosed in the December 5 Current Report, on December 5, 2022, the Board determined to fix the Reverse Stock Split ratio at 10:1, such that each ten shares of Common Stock will be combined and reconstituted into one share of Common Stock upon the effectiveness of the Reverse Stock Split.

As also disclosed in the press release issued by the Company included as Exhibit 99.1 to the December 5 Current Report, proportionate adjustments will be made to the exercise price and the number of shares of Common Stock underlying the Company’s warrants exercisable for shares of Common Stock, as well as to the number of shares issuable under certain existing agreements, with such adjustments to be made in proportion to the Reverse Stock Split ratio. As further disclosed in the press release issued by the Company included as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”), the Company’s warrants, traded on the NYSE under the symbol UPH.WS, will be reduced at a ratio of 1-for-10. The exercise price of each warrant will increase from $11.50 per share to $115.00 per share.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2022, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, effective as of 4:01 p.m., Eastern Time, on December 8, 2022.

As also disclosed in the December 5 Current Report, the Reverse Stock Split shall be effective as of 4:01 p.m., Eastern Time, on December 8, 2022, and the Common Stock will begin trading on the New York Stock Exchange on a reverse split-adjusted basis on December 9, 2022.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 7, 2022, the Company issued a press release announcing the changes to the terms of the Company’s warrants effected by the Reverse Stock Split. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

3.1	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation.

99.1	Press release dated December 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2022

By:	/s/ Samuel J. Meckey
Name:	Samuel J. Meckey
Title:	Chief Executive Officer